                                                                   EXHIBIT 10(E)

                 AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

                                                                   March 6, 1998

The Bibb Company
100 Galleria Parkway
Suite 1750
Atlanta, Georgia 30339

Gentlemen:

  Reference is made to the Loan and Security Agreement (as heretofore amended, the "Loan Agreement"), dated as of September 12, 1996, by and among Congress Financial Corporation (Southern), as agent (the "Agent"), the Lenders parties thereto and The Bibb Company ("Borrower"), together with all other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist, are being amended hereby and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Loan Agreement.

  Borrower has requested that Agent and Lenders agree to (a) make an additional term loan to Borrower in the principal amount of $9,344,137.17, consolidate the principal amount of that term loan with the presently outstanding balance of $11,913,862.83 of the existing Term Loan, and amend and restate the terms of the Term Loan as so consolidated, (b) permit up to $4,000,000 of the proceeds of the $9,344,137.17 additional term loan to be used for Capital Expenditures,
(c) reduce the Revolving Loan Limit from $75,000,000 to $60,000,000, (d) reduce the amount of Tangible Net Worth required to be maintained by Borrower, (e) consent to the proposed sale of certain Real Property of Borrower, (f) consent to a sale and leaseback transaction with respect to certain Equipment of Borrower, (g) reduce the Maximum Credit in connection with the amendments referred to in clauses (a) and (c) above, and (h) extend the Renewal Date to November 1, 2000. Agent and Lenders or Required Lenders, as applicable, are willing to agree to such amendments and provide such consent, subject to the terms and conditions set forth herein.

In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

  1. Definitions.

    (a)Additional Definitions.

(i) "Original Congress Revolving Note" shall mean the Revolving Loan Note, dated September 27, 1996, made by Borrower payable to the order of Congress in the original principal amount of $61,043,481, as in effect on the date hereof immediately prior to the effectiveness hereof.

(ii) "Original Congress Term Note" shall mean the Term Loan Note, dated September 27, 1996, made by Borrower payable to the order of Congress in the original principal amount of $16,956,522.50, as in effect on the date hereof immediately prior to the effectiveness hereof.

(iii) "Original Transamerica Revolving Note" shall mean the Revolving Loan Note, dated September 27, 1996, made by Borrower payable to the order of Transamerica in the original principal amount of $28,956,519, as in effect on the date hereof immediately prior to the effectiveness hereof.

(iv) "Original Transamerica Term Note" shall mean the Term Loan Note, dated September 27, 1996, made by Borrower payable to the order of Transamerica in the original principal amount of $8,043,477.50, as in effect on the date hereof immediately prior to the effectiveness hereof.

(v) "Restated Congress Revolving Note" shall mean the Amended and Restated Revolving Loan Note, dated of even date herewith, made by Borrower payable to the order of Congress in the original principal amount of $40,695,654, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(vi) "Restated Congress Term Note" shall mean the Amended and Restated Term Loan Note, dated of even date herewith, made by Borrower payable to the order of Congress in the original principal amount of $14,418,470.21, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(vii) "Restated Revolving Notes" shall mean, individually and collectively, the Restated Congress Revolving Note and the Restated Transamerica Revolving Note.

(viii) "Restated Term Notes" shall mean, individually and collectively, the Restated Congress Term Note and the Restated Transamerica Term Note.

(ix) "Restated Transamerica Revolving Note" shall mean the Amended and Restated Revolving Loan Note, dated of even date herewith, made by Borrower payable to the order of Transamerica in the original principal amount of $19,304,346, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(x) "Restated Transamerica Term Note" shall mean the Amended and Restated Term Loan Note, dated of even date herewith, made by Borrower payable to the order of Transamerica in the original principal amount of $6,839,529.79, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

  (b) Amendments to Definitions.

    (i) Commitments.

(A) Effective as of the date hereof, the Commitment of Congress, as set forth on the signature page of the Loan Agreement, is hereby amended by replacing the figure $67,826,090" and replacing it with "$55,114,124.21".

(B) Effective as of the date hereof, the Commitment of Transamerica, as set forth on the signature page of the Loan Agreement, is hereby amended by replacing the figure "$32,173,910" with "$26,143,875.79".

(ii) Maximum Credit. Effective as of the date hereof, Section 1.61 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

  "1.61 "Maximum Credit" shall mean the amount equal to (a) $81,258,000 less
  (b) the aggregate amount of payments and prepayments applied to the Term Loan after the Closing Date."

(ii) Revolving Loan Limit. Effective as of the date hereof, Section 1.87 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

  "1.87 "Revolving Loan Limit" shall mean the amount of $60,000,000."

(iv) Revolving Notes. All references to the "Revolving Notes" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, individually and collectively, the Restated Congress Revolving Note and the Restated Transamerica Revolving Note.


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

(v) Term Notes. All references to the "Term Notes" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, individually and collectively, the Restated Congress Term Note and the Restated Transamerica Term Note.

(vi) Term Loans. All references to the "Term Loans" herein and in the Loan Agreement and the other Financing Agreements shall mean, individually and collectively, the Obligations evidenced by the Restated Congress Term Note and the Restated Transamerica Term Note.

2. Term Loan.

(a) Borrower hereby acknowledges, confirms and agrees that, as of the date hereof and immediately before giving effect to this Amendment, the unpaid balance of the Obligations evidenced by the Original Term Notes is the principal amount of $11,913,862.83 (such principal amount, the "Existing Term Loan Principal Balance"), plus interest accrued and accruing thereon and the other costs and expenses payable under such note. On the date hereof, subject to the terms and conditions contained herein, Agent, for the ratable account of Lenders, is making an additional term loan to Borrower in the amount of $9,344,137.17 (the "Additional Term Advance"), which (i) shall be consolidated with the Existing Term Loan Principal Balance, and (ii) as so consolidated, shall be evidenced by and, together with interest accrued and accruing thereon and other costs and expenses, be payable pursuant to the terms of the Restated Term Notes, the Loan Agreement and the other Financing Agreements, and shall be secured by all of the Collateral.

(b) Neither the execution and delivery hereof, nor the consolidation of the Existing Term Loan Principal Balance with the Additional Term Advance, nor the amendment and restatement of the Original Term Notes pursuant to the respective Restated Term Notes shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, any of the Obligations evidenced by or arising under the Original Term Notes or any other Financing Agreements, and the liens and security interests securing such Obligations shall not in any manner be impaired, limited, terminated, waived or released.

(c) Borrower hereby requests that Lender credit the proceeds of the Additional Term Advance to the Revolving Loan account of Borrower. Revolving Loans hereafter made to Borrower by virtue of the availability arising from so crediting such proceeds of the Additional Term Advance may, to the extent of $4,000,000 thereof, be used by Borrower for Capital Expenditures, in addition to any other amounts that may be used by Borrower to make Capital Expenditures pursuant to the Loan Agreement. The balance of such Revolving Loan availability so created with the proceeds of the Additional Term Advance shall be used for working capital of Borrower or other proper corporate purposes of Borrower not prohibited by the terms of the Financing Agreements.

3. Revolving Notes. In connection with the amendment reducing the Revolving Loan Limit set forth in Section 1(b)(iii) hereof, Borrower shall execute and deliver to the Lenders the Restated Revolving Notes. Neither the execution and delivery hereof, nor the execution and delivery of the Restated Revolving Notes, nor the amendment and restatement of the Original Revolving Notes pursuant to the respective Restated Revolving Notes shall, in any manner, be construed to constitute payment of, or impair, limit, cancel, or extinguish, or constitute a novation in respect of, any of the Obligations evidenced by or arising under the Original Revolving Notes or any other Financing Agreements, and the liens and security interests securing such Obligations shall not in any manner be impaired, limited, terminated, waived or released.

4. Tangible Net Worth Amendment. Effective as of December 31, 1997, Section
9.14 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

  "9.14 Tangible Net Worth. Borrower shall, at all times, maintain Tangible Net Worth of not less than $50,000,000."

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5. Term.

(a) The first sentence of Section 13.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

  "(a) This Agreement and the other Financing Agreements shall become effective as of the date hereof and shall continue in full force and effect for a term ending on November 1, 2000 (the "Renewal Date"), and from year-to-year thereafter, unless sooner terminated in accordance with the terms hereof."

(b) The first sentence of Section 13.1(c) of the Loan Agreement is hereby amended by replacing the table appearing in such sentence with the following table:

          "Amount             Period
          -------             ------
        $862,500   September 13, 1997 to and
                   including September 12, 1998
        $300,000   September 13, 1998 to and
                   including September 12, 1999
        $150,000   September 13, 1999 to but not
                   including November 1, 2000"

6. Consents to Proposed Sales of Certain Real Property.

(a) Borrower has informed Agent and Lenders that it proposes to sell certain of its Real Property as follows: Borrower's Real Property located in Abbeville, South Carolina as described in Exhibit A hereto (the "Abbeville Property"), Borrower's Real Property located in Juliette, Georgia as described on Exhibit B hereto (the "Camellia Property"), and Borrower's Real Property located in Rockingham, North Carolina as described on Exhibit C hereto (the "Hannah Pickett Property"; and together with the Abbeville Property and the Camellia Property, the "Subject Properties") pursuant to purchase contracts to be entered into between Borrower and the purchaser (each a "Proposed Property Sale").

(b) Agent and Lenders hereby consent to the Proposed Property Sales and agree that, upon the closing of each such Proposed Property Sale, Agent shall execute and deliver release or termination instruments or documents to evidence the release of the lien and security interest in the Real Property with respect to the respective Real Property so sold; provided, that:

(i) notwithstanding anything to the contrary set forth herein or in the Loan Agreement or any of the other Financing Agreements,

  (A) all of the net proceeds of the sale of the Abbeville Property and of the sale of the Camellia Property shall be remitted to Agent for application to the Obligations as follows: (1) in the case of the Abbeville Property, the first $1,200,000 thereof, and, in the case of the Camellia Property, the first $5,000,000 thereof, shall be applied to the unpaid principal installments under the Term Loan in the inverse order of the maturities thereof, and (2) the balance of the net proceeds of the sale of each of the Abbeville Property and Camellia Property shall be applied to the Obligations in respect of Revolving Loans of Borrower; and

  (B) all of the net proceeds of the sale of the Hannah Pickett Property shall be remitted to Agent for application to the Obligations in respect of Revolving Loans of Borrower;

(ii) the net proceeds of the sale of the Subject Properties shall be not less than the following amounts: (A) in the case of the Abbeville Property, an amount not less than $600,000, (B) in the case of the Camellia Property, an amount not less than $5,000,000 , and (C) in the case of the Hannah Pickett Property, an amount not less than $350,000;

(iii) contemporaneously with the delivery of the release instruments for each Proposed Property Sale, arrangements satisfactory to Agent shall be made for all of the net proceeds of each Proposed Property Sale to be paid to Agent by wire transfer of immediately available funds to the Payment Account;

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

(iv) the closing of each of the Proposed Property Sales shall occur by no later than December 31, 1998, and no Event of Default, or event or condition that would with notice or passage of time, or both, constitute an Event of Default, shall exist or have occurred and be continuing, as of the date of each such closing;

(v) the security interests in and the liens upon the Subject Property held by Agent for itself and the ratable benefit of Lenders shall, upon closing of each respective Proposed Property Sale, and notwithstanding the execution and delivery by Agent of any release instruments or documents, continue in the net proceeds of such Proposed Property Sale, until their application to the Obligations as provided herein;

(vi) Agent shall have received, at least fifteen (15) days prior to the applicable proposed closing date, written notice thereof, together with true, correct and complete copies of all agreements, documents and instruments to be executed and/or delivered in connection with each Proposed Property Sale, each in form and substance satisfactory to Agent, and, upon the closing, copies each of such agreements, documents and instruments duly authorized, executed and delivered by the parties thereto; and

(vii) Arrangements satisfactory to Agent shall be made prior to the closing of each Proposed Property Sale with respect to any Inventory, Equipment or other personal Property of Borrower ("Personal Property") proposed to remain on the respective Subject Property after the closing of the sale of such Subject Property, and also with respect to any Personal Property that is proposed, subject to Agent's prior written consent, to be removed therefrom or otherwise disposed of in connection with such Proposed Property Sale; such arrangements shall, at Agent's option, include, without limitation, the delivery to Agent of written acknowledgments, access agreements and lien waivers in favor of Agent and Lenders, duly authorized and executed by the buyers, lessees, mortgagees, any warehouseman or other third parties having an interest in or possession of the Subject Property or having possession of any of the Personal Property, as may be required by Agent or Lenders to ensure that Agent will have access to the Personal Property (and the Subject Property or other premises while the Personal Property is located thereon), to protect and preserve the security interests and liens of Agent and Lenders in the Personal Property and to facilitate the exercise by Agent and Lenders of their rights and remedies against the Personal Property.

7. Sale and Leaseback Equipment; Equipment Use Agreement.

(a) Borrower has informed Agent and Lenders that it proposes to enter into a sale and leaseback transaction with MDFC Equipment Leasing Corporation ("MDFC") with respect to certain Equipment presently owned by Borrower, as more fully described on Exhibit D annexed hereto. Agent and Lenders hereby consent to such sale and leaseback, subject to the agreement by MDFC to permit Agent and Lender access to, and the right to use and/or permit Borrower to use the subject leased Equipment for a period of at least sixty (60) days following (and notwithstanding) termination of the lease after notice to Agent, upon such payment and other terms and conditions and in such form as shall be satisfactory to Agent and Lenders.

(b) With respect to all Equipment used in the operations of Borrower and first leased by Borrower after the date hereof, whether by MDFC as lessor or any other lessor, whether in the form of a true lease or a Capital Lease or otherwise, and also with respect to all Equipment used in the operations of Borrower that is acquired after the date hereof and financed through a purchase money security interest (in each case, to the extent otherwise permitted under the Loan Agreement), Borrower agrees to cause the Equipment lessor or holder of such purchase money security interest to enter into an equipment use agreement in favor of Agent and Lenders as described in Section 7(a) hereof, upon such payment and other terms and conditions and in such form as shall be satisfactory to Agent and Lenders.

8. Change of Chief Executive Office. Borrower's chief executive office has been changed, and the address for giving notices to Borrower pursuant to
Section 13.2 of the Loan Agreement or any similar provision of any of the other Financing Agreements is hereby amended to be the following:

            The Bibb Company
            100 Galleria Parkway
            Suite 1750
            Atlanta, Georgia 30339

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

Notwithstanding the foregoing, the giving of any notice to Borrower at 237 Coliseum Avenue, Macon, Georgia 31201, as previously specified for notices in the Loan Agreement or any other Financing Agreement, shall nevertheless constitute an alternative means of giving sufficient notice to Borrower so long as Borrower maintains an office or facility at such other address.

9. Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of making or providing the Additional Term Advance and any Revolving Loans or Letter of Credit Accommodations by Agent on behalf of Lenders as provided in the Loan Agreement:

(a) This Amendment and each other agreement or instrument to be executed and delivered by Borrower hereunder has been duly authorized, executed and delivered by all necessary action on the part of Borrower, and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein and therein constitute legal, valid and binding obligations of Borrower enforceable against it in accordance with their terms.

(b) Neither the execution and delivery of this Amendment or any of the agreements, documents or instruments to be delivered pursuant to this Agreement (i) has violated or shall violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect, or (ii) does or shall conflict with or result in the breach of, or constitute a default in any respect under any mortgage, deed to secure debt, deed of trust, security agreement, agreement or instrument to which Borrower is a party or may be bound, or (iii) shall violate any provision of the Certificate of Incorporation or By-Laws of Borrower.

(c) No action of, or filing with, or consent of any governmental or public body or authority, other than the recording of the Mortgages executed and delivered to Agent pursuant to this Amendment, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and each other agreement or instrument to be executed and delivered pursuant to this Amendment.

(d) All of the representations and warranties set forth in the Loan Agreement, as amended hereby, and in the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(e) After giving effect to the provisions of this Amendment, no Event of Default, or event or condition that would with notice or passage of time, or both, constitute an Event of Default, exists or has occurred and is continuing.

10. Conditions Precedent. The effectiveness of the amendments and consent contained herein shall be subject to the satisfaction of each of the following conditions:

(a) the receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by Borrower and each of Lenders:

(b) Borrower shall have delivered to Agent, in form and substance satisfactory to Lenders, each of the following agreements, duly authorized, executed and delivered by the parties thereto:

(i) an original of each of the Restated Congress Term Note, the Restated Transamerica Term Note, the Restated Congress Revolving Note and the Restated Transamerica Revolving Note;

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

(ii) an original Mortgage Modification Agreement, dated of even date herewith, between Borrower and Agent with respect to the Mortgages covering the Real Property of Borrower located in the State of South Carolina;

(iii) an original Amendment No. 1 to Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated of even date herewith, between Borrower and Agent with respect to each of the Mortgage covering the Real Property of Borrower located in the Commonwealth of Virginia;

(iv) an original Amendment No. 1 to Deed of Trust and Security Agreement, dated of even date herewith, among Borrower, Kenneth M. Greene, as trustee, and Agent with respect to the Mortgages covering the Real Property located in the State of North Carolina; and

(v) an original Amendment No. 1 to Deed to Secure Debt and Security Agreement, dated of even date herewith, between Borrower and Agent with resect to Mortgages covering the Real Property of Borrower located in the State of Georgia;

(c) Agent shall have received, in form and substance satisfactory to Agent, Secretary's Certificates of Directors' Resolutions evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by Borrower of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment;

(d) Agent shall have received, in form and substance satisfactory to Agent, at Borrower's expense, updated endorsements to the existing title insurance policies or new title insurance policies issued by Lawyers Title Insurance Corporation or other title insurance company acceptable to Agent and Lenders
(i) insuring the priority, amount and sufficiency of the Mortgages made by Borrower, as amended, and (ii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent or Lenders for protection of the interests of Agent and Lenders; and

(e) Borrower and Guarantors shall deliver, or cause to be delivered, to Lenders a true and correct copy of each consent, waiver or approval with respect to this Amendment or any of the instruments or agreements executed and delivered pursuant to this Amendment, that Borrower obtains from any other Person, and which such consent, approval or waiver shall be in form and substance acceptable to Lenders.

11. Effect of this Amendment.

(a) Entire Agreement; Ratification and Confirmation of the Financing Agreements. This Amendment contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing signed by the party against whom such modification or waiver is sought to be enforced. No Events of Default have been or are being waived hereby and, except as specifically amended pursuant hereto, the Financing Agreements are hereby ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

(b) Governing Law. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Georgia.

(c) Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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

(d) Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

  By the signatures hereto of their duly authorized officers, each of the parties hereto covenants and agrees as set forth herein.

                                   Very truly yours,

                                   CONGRESS FINANCIAL CORPORATION (SOUTHERN),
                                     as Agent and Lender

                                              /s/ Morris P. Holloway
                                   By: ________________________________________
                                                   Morris P. Holloway

                                   Title: First Vice President

                                   TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                     as Lender

                                                  /s/ Ari Kaplan
                                   By: ________________________________________
                                                     Ari Kaplan

                                   Title: Senior Account Executive

AGREED AND ACCEPTED:

THE BIBB COMPANY

     /s/ Charles R.Tutterow
By: _____________________________
       Charles R. Tutterow

Title: Vice President

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